UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

CLECO CORPORATION
(Exact name of registrant as specified in its charter)
Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

                         On July 22, 2005, the Board of Directors of Cleco Corporation (the "Company") approved certain changes to its director compensation, benefits and policies effective January 1, 2006, including increases in meeting fees and certain annual retainers.  In addition, the Board of Directors approved a $20,000 payment to J. Patrick Garrett, Chairman of the Board of Directors, for service related to his duties as Chairman of the Board during the past two years and a $10,000 payment to W. Larry Westbrook, Chairman of the Audit Committee, for service related to his duties as Chairman of the Audit Committee in connection with the implementation of Rule 404 of the Sarbanes-Oxley Act of 2002.  Both of these payments will be made as part of Mr. Garrett's and Mr. Westbrook's July 2005 compensation.  Pursuant to their respective elections, Mr. Garrett's payment will be made in shares of restricted stock under the deferred compensation plan, and Mr. Westbrook's payment will be made in shares of the Company's common stock.

                       A copy of the Summary of Director Compensation, Benefits and Policies for the Company's directors is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit.

The following exhibit is filed herewith:

10.1 Summary of Director Compensation, Benefits and Policies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: July 28, 2005	By: /s/ Keith D. Crump
Keith D. Crump
Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Summary of Director Compensation, Benefits and Policies.